EXHIBIT 11


                   DETAILED COMPUTATION OF EARNINGS PER SHARE

                  (Dollars in thousands, except per share data)

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
                                                     For the year ended January 31
                                              -------------------------------------------

          PER SHARE DATA                       1997               1996              1995
                                               ----               ----              ----
Net income                                    $7,688             $6,197            $6,088
                                              ======             ======            ======

Net income per common and common
     equivalent shares:
  Primary                                      $1.61              $1.30             $1.27
                                              ======             ======            ======

  Fully diluted (1)                            $1.61              $1.29             $1.27
                                              ======             ======            ======

AVERAGE NUMBER OF COMMON AND COMMON
    EQUIVALENT SHARES

Primary:
  Weighted average number of common
      shares outstanding                     4,738,511          4,735,223          4,726,026
  Common equivalent shares:
    Dilutive stock options, using
        Treasury Stock Method                   36,649             46,962             65,057
                                             ---------          ---------          ---------

                                             4,775,160          4,782,185          4,791,083
                                             =========          =========          =========

Fully diluted (1):
  Weighted average number of common
      shares outstanding                     4,738,511          4,735,223          4,726,026
  Common equivalent shares:
    Dilutive stock options, using
        Treasury Stock Method                   38,217             51,227             65,057
                                             ---------          ---------          ---------

                                             4,776,728          4,786,450          4,791,083
                                             =========          =========          =========

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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